Exhibit 99.2
Horizon Offshore, Inc. Announces Listing on Nasdaq National Market
HOUSTON, June 9, 2006 — Horizon Offshore, Inc. (OTCBB:HRZO) (the “Company”) today announced that The Nasdaq Listing Qualifications Department has approved the Company’s application for listing of its common stock on The Nasdaq National Market. Nasdaq has advised the Company that its common stock will begin trading on The Nasdaq National Market effective at the opening of the market on Monday, June 12, 2006 under the symbol “HOFF.”
The Company’s common stock is currently traded on the Over-the-Counter Bulletin Board (the “OTCBB”) under the symbol HRZO.OB, and will continue to trade on the OTCBB through the close of the market on Friday, June 9, 2006.
“We are extremely pleased that Nasdaq has approved our application and are excited that our stock will begin trading next Monday on The Nasdaq National Market,” said David W. Sharp, the Company’s President and Chief Executive Officer. “Listing on this market should improve the liquidity of our common stock, provide us with greater visibility, and expand the base of potential investors for our stock, which we believe will help us enhance stockholder value.”
About Horizon Offshore, Inc.
Horizon and its subsidiaries provide marine construction services for the offshore oil and gas industry. The Company’s fleet is used to perform a wide range of marine construction activities, including installation and repair of marine pipelines to transport oil and gas and other sub sea production systems, and the installation and abandonment of production platforms.
Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995, which represent the Company’s expectations and beliefs concerning future events that involve risks and uncertainties which could cause actual results to differ materially from those currently anticipated. All statements other than statements of historical facts included in this release are forward looking statements. Factors that could cause actual results to differ materially from those expressed or implied in such forward looking statements include the factors described from time to time in the Company’s filings with the Securities and Exchange Commission. Consequently, all of the forward looking statements made in this press release are qualified by these and other factors, risks, and uncertainties.
Actual events, circumstances, effects and results may be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Consequently, the forward-looking statements often identified with words like “should”, “expects”, “believes”, “anticipates”, “may”, “could”, etc., contained herein should not be regarded as representations by the Company or any other person that the projected outcomes can or will be achieved.
Contact:
Horizon Offshore, Inc.
Ronald Mogel
(713) 243-2753